Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-258287) pertaining to the 2017 Equity Incentive Plan, 2021 Incentive Award Plan, and 2021 Employee Stock Purchase Plan of Icosavax, Inc. of our report dated March 30, 2022, with respect to the financial statements of Icosavax, Inc. included in this Annual Report (Form 10-K) of Icosavax, Inc for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Seattle, Washington

March 30, 2022